UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2020, Lodging Fund REIT III, Inc. (the “Company” or the “General Partner”) as the general partner of Lodging Fund REIT III OP, LP, the operating partnership subsidiary of the Company (the “Operating Partnership”), and Legendary Capital REIT III, LLC, the sole Series B limited partner of the Operating Partnership and the advisor to and an affiliate of the Company (“Series B Partner”), entered into the Amended and Restated Limited Partnership Agreement of the Operating Partnership, effective as of June 15, 2020 (the “Amended Partnership Agreement”), to, among other things, (i) establish the terms of two new series of limited partner units designated as Series Growth & Opportunity Limited Units (“Series GO Limited Units”) and Series T Limited Units (“Series T Limited Units”) to be issued from time to time, and (ii) establish the terms of a new series of general partner units designated as Interval Units to be issued from time to time. The following is a summary of the material terms of each new series of units.

Series GO Limited Units

Distributions

The holders of Series GO Limited Units (“Series GO Limited Partners”) will not receive any distributions from the Operating Partnership until after they have held their Series GO Limited Units for a period of 18 months. Thereafter, the Series GO Limited Partners will receive the same distributions payable to the holders of the Common Limited Units and Common General Units (together with the Series GO Limited Units and Interval Units, the “Participating Partnership Units”), other than with respect to proceeds received upon the sale or exchange of a property which are not reinvested in additional properties.

Upon the sale of all or substantially all of the General Partner Units held by the General Partner of the Operating Partnership or any sale, exchange or merger of the General Partner or the Operating Partnership (each, a “Termination Event”), or with respect to proceeds received upon the sale or exchange of a property which are not reinvested in additional properties, distributions will be made between the Series GO Limited Units and the other Participating Partnership Units as follows: (i) first, to the Participating Partnership Units in proportion to their Partnership Units until the General Partner Units (the Common General Units and the Interval Units) have received 70% of their original capital contributions (determined on a grossed-up basis) reduced by any prior distributions received in connection with the sale of a property in which the sale proceeds are not reinvested in additional properties; (ii) second, to the Participating Partnership Units in proportion to their Partnership Units until each Participating Partnership Unit has received a Participating Amount ($1.00 for any period after December 31, 2020, $2.00 for any period after December 31, 2021 and $3.00 for any period after December 31, 2022, determined as a singular determination and not a cumulative determination); (iii) third, to the Participating Partnership Units (other than the Series GO Limited Units) in proportion to their Partnership Units until the General Partner Units have received any remaining unreturned original capital contributions; (iv) fourth, to the Series GO Limited Partners in proportion to their Series GO Limited Units until the amount distributed to the Series GO Limited Partners per Series GO Limited Unit is equal to the amount distributed to the Participating Partnership Units per Participating Partnership Unit (other than the Series GO Limited Partners) pursuant to (iii); and (v) thereafter, to the Participating Partnership Units in proportion to their Participating Partnership Units.

Voting

The Series GO Limited Partners are not permitted to take part in the management or control of the business of the Operating Partnership. However, the Series GO Limited Partners have the right to approve any amendments to the Amended Partnership Agreement that affect the allocations, distributions and other rights of the Series GO Limited Units set forth in the Amended Partnership Agreement, other than with respect to the issuance of additional interests in the Operating Partnership.

Exchange Rights

Subject to restrictions on ownership in order to comply with the REIT rules, each Series GO Limited Partner will have the right to exchange its Series GO Limited Units for, at the option of the Operating Partnership, an equivalent number of shares of common stock of the Company (“Common Shares”), or cash equal to the fair market value of the Common Shares (the “Cash Amount”) which would have otherwise been received pursuant to such exchange. The exchange right is not available until all of the following have occurred (the “Exchange Date”):  (i) the Common Shares are listed on a national securities exchange, the occurrence of a Termination Event or, as determined in the sole discretion of the General

Partner, the occurrence of a similar event; (ii) the Series GO Limited Partner has held its Series GO Limited Units for at least one year; (iii) the Common Shares to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available; and (iv) the exchange does not result in a violation of the shareholder ownership limitations set forth in the General Partner’s articles of incorporation. Notwithstanding the above, the General Partner may waive any of the requirements above in its sole discretion other than (ii) or (iv).

Call Right of the General Partner

In the event of a Termination Event or immediately prior to a Termination Event, the General Partner will have the right to purchase all of the Limited Partner Units (including the Series GO Limited Units) held by a Limited Partner (the “Called Units”) for cash or, in the General Partner’s sole discretion, Common Shares in lieu of cash. A Limited Partner receiving a call notice from the General Partner will have no rights with respect to any interest in the Operating Partnership other than the right to receive payment for its Called Units.

Series T Limited Units

The Operating Partnership may issue Series T Limited Units from time to time to persons who contribute direct or indirect interests in real estate to the Operating Partnership.

Distributions

The Series T Limited Units will have allocations and distributions that will be equal to or less than those applicable to the Common Limited Units. Certain Series T Limited Units may have different allocations and distributions than other Series T Limited Units. The amount of the allocations and distributions will be determined by the General Partner in its sole discretion at the time of issuance of the Series T Limited Units.

Conversion

The Series T Limited Units will be converted into Common Limited Units beginning 36 months after their issuance, and will automatically convert into Common Limited Units upon a Termination Event as described in the Amended Partnership Agreement.

Voting

The Series T Limited Partners are not permitted to take part in the management or control of the business of the Operating Partnership. However, the Series T Limited Partners have the right to approve any amendments to the Amended Partnership Agreement that affect the allocation or distribution provisions relating to the Series T Limited Units, the conversion of the Series T Limited Units to Common Limited Units and any other rights of the Series T Limited Partners appearing elsewhere in the Amended Partnership Agreement or in the agreement between the Operating Partnership and a Series T Limited Partner, other than with respect to the issuance of additional interests in the Operating Partnership.

Call Right of the General Partner

In the event of a Termination Event or immediately prior to a Termination Event, the General Partner will have the right to purchase all of the Limited Partner Units (including the Series T Limited Units) held by a Limited Partner (the “Called Units”) for cash or, in the General Partner’s sole discretion, Common Shares in lieu of cash. A Limited Partner receiving a call notice from the General Partner will have no rights with respect to any interest in the Operating Partnership other than the right to receive payment for its Called Units.

Indemnification for Certain Taxable Sales

In the event that the Operating Partnership sells, transfers or otherwise disposes of a property that was contributed by a Series T Limited Partner within 5 years of the contribution date which results in the recognition of taxable income or gain under Section 704(c) of the Internal Revenue Code of 1986 for such Series T Limited Partner, the Operating Partnership will, at the request of the Series T Limited Partner, repurchase from such Series T Limited Partner that number of Series T Limited Units with a value equal to the aggregate income tax payable as a result of the Section 704(c) gain that is allocable to the Series T Limited Units (but not in excess of the fair market value of such Series T Limited Units) held by such Series T Limited Partner at the time of such sale (utilizing the highest marginal Federal income tax rate). The repurchase price for the Series T Limited Units will be equal to the fair market value of the Series T Limited Units at the time of the sale as determined in the sole discretion of the General Partner.

Interval Units

The Company has classified and designated 7,000,000 shares of authorized but unissued common stock, $0.01 par value per share, of the Company, as non-voting shares of Interval Common Stock (“Interval Common Stock”). The Company is offering up to 3,000,000 shares of Interval Common Stock in the Company’s ongoing private offering, which amount may be increased to up to 6,000,000 Interval Shares in the sole discretion of the Company’s board of directors. For each share of Interval Common Stock purchased pursuant to the private offering, the Company, as the general partner of the Operating Partnership, will acquire one Interval Unit.

Distributions made to holders of the Interval Units will be 86% of the distributions made to the other Participating Partnership Unit holders.

Interval Unit holders have the same voting rights as the holders of Common Limited Units and Common General Units.

The General Partner will cause the Operating Partnership to establish a reserve (the “Interval Units Repurchase Reserve”) of liquid assets in an amount equal to 20% of the aggregate gross proceeds from the Operating Partnership’s issuance of Interval Units. The Interval Units Repurchase Reserve will be comprised of cash and cash-like instruments, government securities, publicly traded REIT shares and other publicly traded securities (the “Interval Units Reserve Assets”). The Interval Units Repurchase Reserve will be used solely to repurchase the Interval Units as set forth in the Amended Partnership Agreement. The General Partner may, but has no obligation to, increase or restore the amount of the Interval Units Repurchase Reserve or restore any amounts resulting from a decline in value of the Interval Units Reserve Assets.

The Interval Units have the same redemption terms, limitations and timing as those applicable to the Interval Common Stock as previously disclosed in a Current Report on Form 8-K filed by the Company on May 4, 2020.

Series B Partner Special Allocations

The Series B Partner or its owners or affiliates may guarantee a loan made to the Operating Partnership or its subsidiaries. In connection with any guaranteed loan, (i) subject to any net loss that may be first allocated to a Series T Limited Partner as determined by the General Partner, net loss for any taxable year beginning in 2020 will first be allocated to the Series B Partner until the aggregate net loss allocated to the Series B Partner is equal to the amount of the guaranteed loan (the “Guaranty Amount”) and (ii) net income from any sale of properties will first be allocated to the Series B Partner for the current fiscal year and all previous fiscal years until the amount allocated is equal to the aggregate net loss allocated to the Series B Partner pursuant to clause (i) for all previous fiscal years. If the Series B Partner is allocated any net loss pursuant to clause (i), the Series B Partner will be required to restore any deficit in its capital account to the extent of any net loss allocated to the Series B Partner that is not restored by allocations of net income. In the event that the guaranteed loan is repaid, the Series B Partner may, at the end of any taxable year, decrease or terminate the amount of its restoration obligation.

The foregoing description of the Amended Partnership Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amended Partnership Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: July 6, 2020	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary